THIRD QUARTER 2023 EARNINGS CALL NOVEMBER 1 , 2023

Safe Harbor Statement

This presentation contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident" and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; the effectiveness of the Company's information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act of 2022; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers' obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the spin-off of DT Midstream from DTE Energy ("the Spin-Off") as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the agreement that governs the respective rights, responsibilities and obligations of DTE Energy and DT Midstream after the Spin-Off with respect to all tax matters; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled "Risk Factors" in our Annual Report for the year ended December 31, 2022, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

DT Midstream

2

1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in the appendix 3 Third Quarter 2023 Accomplishments Strong financial performance x Net income of $91 million and Adjusted EBITDA 1 of $236 million x Confirming 2023 Adjusted EBITDA guidance midpoint of $915 million and narrowing range to $905 - $925 million x Confident in 2024 Adjusted EBITDA early outlook of $920 - $970 million Successful construction and development activity x LEAP Phase 1 expansion placed in - service ahead of schedule in late August x Ohio Utica System construction progressing ahead of schedule, with an expected in - service date of Q1 2024 x NEXUS added ~50 MMcf /d of new capacity x Adding new 400 MMcf /d supply interconnect with 3rd - party processing plant in Carthage area on Blue Union; in - service date of Q2 2024 x Building new 1 Bcf/d interconnect with Gillis Access project, which will provide access to the Louisiana industrial and LNG corridor; in - service date of Q2 2024 TBD - Construction photo

4 Midstream Investment Thesis Pure play natural gas - clean assets, clean balance sheet, clean story • Executing on energy transition projects • Committed to 30% emissions reduction by 2030 and net zero by 2050 Mature environmental, social and governance leadership • Self - funded investment program • No near - term debt maturities • Low and declining leverage • Committed to achieving an investment grade credit rating Strong balance sheet with low leverage • Long - term take - or - pay contracts • Committed to a durable and growing dividend • No direct commodity exposure Highly contracted cash flows • Pure play Haynesville / Appalachia dry gas focus • Assets providing wellhead to market service • Directly serving growing LNG export demand Integrated and well - positioned assets

1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in the appendix 5 Third Quarter 2023 Financial Results $85 $91 $139 $145 Q2 2023 Q3 2023 $224 $236 Gathering Pipeline Pipeline • LEAP Phase 1 expansion placed in - service in late August Gathering • Higher revenue on Blue Union and lower overall operation and maintenance in the third quarter 39% 61% Adjusted EBITDA 1 (millions) segment % of overall xx 38% 62%

6 Gathering Volume Summary 1.66 1.70 1.63 1.53 1.60 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Haynesville throughput (bcf/d) Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 1.35 1.35 1.36 1.39 1.39 Northeast throughput (bcf/d) Susquehanna Gathering Appalachia Gathering Tioga Gathering Blue Union Gathering • Q3 2023 production increase primarily driven by return to full operational capacity following maintenance outages in Q2 2023

Growth Investment Summary

Projects are on schedule and on budget

Contracted growth investments

	Project	In-service date(s)
Pipeline	Haynesville LEAP pipeline expansion – Phase 1	In-service
	Haynesville LEAP pipeline expansion – Phase 2	Q1 2024
	Haynesville LEAP pipeline expansion – Phase 3	Q3 2024
	Haynesville LEAP Gillis Access interconnect **(New)**	Q2 2024
Gathering	Appalachia Gathering System expansion – Phase 2	Q4 2023
	Haynesville Blue Union expansion	Q3 2022 – Q1 2024
	Ohio Utica System	**Q1 2024** (Previously 1H 2024)
	Haynesville Blue Union Carthage area connection **(New)**	Q2 2024

Key project updates

- LEAP Phase 1 expansion placed in-service ahead of schedule in late August
- LEAP Phase 2 & 3, Appalachia Gathering and Blue Union expansions are all on schedule
- Ohio Utica System construction progressing ahead of schedule

Ohio Utica System



DT Midstream
7

2023 guidance 2024 Additional organic growth opportunities 2023 - 2027 guidance $ 700 - $ 750 million 1 $1.7 - $2.2 billion 1. DTM’s investment in 2023 is net of a ~$60 million customer contribution 2. Leverage ratio is inclusive of proportional debt at our joint venture equity method investees 8 2023 - 2027 Overall Growth Capital Outlook Opportunity for excess free cash flow allocation in 2024 2023 - 2027 capital outlook (Growth capex) Committed capital Committed to preserving balance sheet strength and achieving an investment grade credit rating • Investments in 2024 will be funded via cash flow after dividends • Excess cash flow in 2024 will likely be deployed towards debt reduction if additional growth opportunities do not reach a final investment decisions • Expect to end 2024 with an on - balance sheet leverage ratio of 3.6x or lower – Proportional leverage ratio 2 of 4.0x or lower ~$0.8 billion committed capital in 2023/2024

Ohio Utica System

Construction progressing ahead of schedule



Michigan
Washington 10
Storage Complex
Vector
Pipeline
Direct access
to premium
markets
NEXUS Pipeline
Pennsylvania
Kensington
Ohio
DTM initial
focus area
West
Virginia
Third-party processing plant
Utica Combo play
Initial project build

Emerging associated gas resource development area

- Initial gathering backbone buildout of >200 MMcf/d capacity
  - Expected DTM investment[1] of ~$100 million for 2023-2024
  - ~5x build multiple at full run-rate
  - In-service expected Q1 2024, previously 1H 2024
- Customer is a large-cap investment-grade producer that has an advantaged cost structure via sizeable minerals ownership within 395k total net acres

Strong commercial structure

- Long-term contract, dedication, and minimum volume commitment that protects project economics
- Volume expected to ramp over 18 to 24 months

Opportunity for significant future development

- Potential large-scale, multi-year natural gas gathering buildout
- Integration with DTM downstream assets (e.g., NEXUS, Vector, and W10 Storage), providing access to premium markets

DT Midstream

1. DTM's investment is net of customer contribution

9

Phase 1 LEAP Expansion Placed In-Service

Early commissioning of Phase 1 expansion increases LEAP capacity from 1.0 Bcf/d to 1.3 Bcf/d

Further LEAP expansions on-track and on-budget to increase capacity from 1.3 Bcf/d to 1.9 Bcf/d

- Projects include a combination of looping and compression
- Expansions are underpinned by take-or-pay contracts

In active discussions for additional expansions

- Capital efficient, lower-risk expansions provide timely access to growing LNG demand
- LEAP can be further expanded up to ~3 Bcf/d

Haynesville / Louisiana Gulf Coast



DTM assets
DTM treating plants
Blue Union expansion build
Electric compression
LNG facilities
Operational
Under development
Louisiana
Texas
Gillis Hub
Lake Charles LNG
Cameron LNG
Port Arthur
Sabine Pass LNG
CP2
Henry Hub
Golden Pass LNG
Calcasieu Pass
Plaquemines
Delfin LNG
Contracted LEAP capacity (Bcf/d)
In-service
Original 1.0
Phase 1 expansion 0.3 August 2023
Phase 2 expansion 0.4 Q1 2024
Phase 3 expansion 0.2 Q3 2024
Total 1.9
Full expansion opportunity 3.0

DT Midstream

10

DTM Assets are Strategically Located to Support Growing Demand

LEAP is directly interconnected to ~6 Bcf/d of incremental new LNG export demand growth



DTM assets
DTM treating plants
Blue Union expansion build
Electric compression
LNG facilities
Operational
Under development
Third Party Pipelines
ANR
Cameron
Columbia Gulf
Creole Trail
TETCO
Tenn Gas
Transco
Venture Global
Targa
Carthage Hub
Louisiana
Texas
Gillis Hub
Henry Hub
Plaquemines
Port Arthur
Golden Pass LNG
Sabine Pass LNG
CP2
Calcasieu Pass
Cameron LNG
Lake Charles LNG
Delfin LNG

Adding new supply and demand connectivity to Haynesville system to support LNG demand wave

1. New 400 MMcf/d supply interconnect with 3rd-party processing plant in Carthage area on Blue Union; in-service date of Q2 2024
2. Building new 1 Bcf/d interconnect with Gillis Access project on LEAP; in-service date of Q2 2024

Increasing LEAP's market interconnections by ~40%

LEAP interconnects	Capacity (Bcf/d)	LNG facility / market
Transco	0.5	Louisiana Industrial / LNG corridor
Cameron	0.25	Cameron LNG
Creole Trail	1.0	Sabine Pass LNG
Texas Eastern	0.75	Calcasieu Pass LNG
Targa	0.1	Industrial
Total	**2.6 Bcf/d**	
TC Energy Gillis Access (New)	**1.0**	**Louisiana Industrial / LNG corridor**
Total future	**3.6 Bcf/d**	

DT Midstream

11

Louisiana Carbon Capture and Sequestration

Advancing our energy transition platform

Louisiana CCS project area


Texas
Louisiana
Gillis Hub
DTM assets
Operating DTM treating plants
DTM treating plant under construction



Utilizing CO_2 from DTM owned treating facilities

Leveraging our strong expertise and integrated asset platform

- Project scope includes capture equipment, a new CO_2 pipeline and storage development
- Targeting geological storage formation within 30-40 miles of DTM's treating plants and capacity of over 1 million metric tons per annum
- Class VI application review is proceeding as planned

Dual benefit of attractive organic growth and meaningful emissions reduction

- Economics are fully supported by 45Q tax credit
- Supports carbon neutral "wellhead to water" service offering on LEAP
- Reduces DTM emissions in pursuit of net zero by 2050

Project Timeline

Class VI well permit application filed	Class V test well permit application filed	Drill Class V well	**Final investment decision**	Expected Class VI well permit approval	**Expected project in-service**
Q4 2022	Q2 2023	Q4 2023	1H 2024	Q4 2024	Q4 2025

DT Midstream
12

1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in the appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non - GAAP) to reported earnings included in the appendix; EPS calculation based on average share count of approximately 97 million shares outstanding - diluted 3. Definition and reconciliation of Distributable Cash Flow (non - GAAP) included in the appendix 4. Includes contribution to equity method investees. 5. Growth capital reflects total DT Midstream capital spend of $190 million less cash contribution from Ohio Utica customer of $ 34 million 13 Quarterly Financial Results Three months ended (millions , except EPS ) September 30, 202 3 June 30, 202 3 Key drivers Adjusted EBITDA 1 $236 $224 Pipeline segment $145 $139 • LEAP Phase 1 expansion placed in - service in late August Gathering segment $91 $85 • Higher revenue on Blue Union and lower overall operation and maintenance in the third quarter Operating Earnings 2 $91 $91 Operating EPS 2 $0.94 $0.93 Distributable Cash Flow 3 $193 $125 • Cash interest payment in second quarter (bi - annual payments on term notes) Growth Capital 4 $156 5 $189 Maintenance Capital $11 $8

1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in the appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non - GAAP) to reported earnings included in this appendix; EPS calculation based on average share count of approximately 97 million shares outstanding - diluted 3. Definition and reconciliation of Distributable Cash Flow (non - GAAP) included in the appendix 4. Includes contribution to equity method investees; guidance range is net of a ~$60 million customer contribution 14 2023/2024 Guidance Summary (millions, except EPS) Prior guidance Updated guidance 2023 Adjusted EBITDA 1 $895 - $935 $905 - $925 Operating Earnings 2 $340 - $356 $340 - $356 Operating EPS 2 $3.50 - $3.66 $3.50 - $3.66 Distributable Cash Flow 3 $625 - $675 $650 - $675 Capital Expenditures 4 $730 - $790 $730 - $790 Growth Capital 4 $700 - $750 $700 - $750 Maintenance Capital $30 - $40 $30 - $40 2024 Adjusted EBITDA (early outlook) $920 - $970 $920 - $970

Appendix

1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in the appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non - GAAP) to reported earnings included in the appendix; EPS calculation based on average share count of approximately 97 million shares outstanding - diluted 3. Definition and reconciliation of Distributable Cash Flow (non - GAAP) included in the appendix 4. Includes contribution to equity method investees. 5. Growth capital reflects total DT Midstream capital spend of $606 million less cash contribution from Ohio Utica customer of $ 34 million 16 Year - To - Date Financial Results Nine months ended (millions , except EPS ) September 30, 202 3 September 30, 202 2 Adjusted EBITDA 1 $685 $610 Pipeline segment $425 $343 Gathering segment $260 $267 Operating Earnings 2 $263 $248 Operating EPS 2 $2.70 $2.55 Distributable Cash Flow 3 $541 $507 Growth Capital 4 $572 5 $162 Maintenance Capital $22 $15

1. New project build multiples differ based on business segments (i.e., pipeline vs gathering) 17 Capital Allocation Approach Preserve balance sheet strength • Deleveraging into low 3x’s (on - balance sheet) / mid - 3x’s (proportional) over the 5 - year period • Committed to long - term 4x leverage ratio ceiling Durable and growing dividend • +15% dividend increase since the Spin - Off • 2.4x dividend coverage, with financial policy of a 2x coverage ratio floor Invest in accretive organic growth projects • Deploy capital at attractive 5 - 8x build multiples 1 • Strong organic growth project backlog Maintain financial flexibility • Strong value creation optionality to pursue the most accretive use of excess cash flow (i.e., growth investments, increased dividend, share buybacks, and/or debt reduction) $

Strong Organic Opportunities Across Our Existing Footprint

	Asset	2023-2027 commercial focus	Overview
Pipeline	LEAP	• Active discussions for expansions up to ~3 Bcf/d	• Connecting growing Haynesville supply with growing LNG demand
	Stonewall	• Active discussions with existing and new customers for expansion opportunities	• Providing incremental Appalachia pipeline takeaway to East Coast LNG and Gulf Coast markets
	NEXUS	• Generation Pipeline interconnection • New supply connections; hydraulic optimization	• Providing Ohio utility and industrial corridor access to NEXUS supply
	Millennium	• Recently completed open season for potential expansion opportunity	• Enabling additional supply into New York and New England markets through compression expansion
Gathering	Blue Union	• Active discussions for gathering and treating expansion opportunities	• Serving growing production from existing customers; step out expansions to connect new customers
	Appalachia Gathering	• Active discussions for further expansion	• Serving growing production from existing customers
	Ohio Utica	• Initial buildout of new trunkline and gathering network	• Emerging resource development in Ohio Utica
	Tioga	• Active discussions regarding full-scale development	• Supporting new drilling activity in undeveloped acreage
Energy Transition	Carbon Capture and Sequestration	• Continue to advance Louisiana CCS opportunity towards final investment decision • New project development	• Permanently sequestering CO_2 from DTM treating assets; supported by 45Q tax credit • Leveraging strong expertise to advance CCS in new regions
	Hydrogen	• Advance hydrogen hub project concepts • Work with strategic partner to identify and advance development opportunities	• Commercializing hydrogen transportation, storage and production

DT Midstream

18

1. Drilled but uncompleted (DUC) wells data reflects year end inventory. Data through September 2023 Sources: EIA, S&P Global Commodity Insights, & Wood Mackenzie North America Gas Markets Long - Term Outlook – March 2023 19 Strong Long - term Production Outlook in Both Basins Haynesville & Appalachia production is expected to experience significant growth through 2030 Historical production ( bcf /d) Haynesville Appalachia 33 40 13 21 2022 2030 46 61 +15 Bcf /d Production forecast ( bcf /d) DUC inventory 1 Haynesville 415 656 737 666 868 746 Appalachia Haynesville Appalachia 0 10 20 30 40 50 60 2018 2019 2020 2021 2022 2023

67% 26% 7% 42% 23% 28% 7% 39% 61% 1. Definition and reconciliation of Adjusted EBITDA (non - GAAP) to net income included in this appendix 2. Includes Washington 10 Storage and Michigan System 20 Diversified Asset Base Anchored by Strong Pipeline Segment Q3 2023 Adjusted EBITDA by demand area Q3 2023 Adjusted EBITDA 1 by segment Q3 2023 Adjusted EBITDA by supply area Pipeline Gathering Gulf Coast Midwest Northeast & Mid - Atlantic Eastern Canada Marcellus / Utica Haynesville Michigan Operations 2

1. Source: Wood Mackenzie North America Gas Markets Long - Term Outlook – March 2023 2. Represents growth from annual average level in 2022 21 Significant LNG Export Demand Growth Expected Over the Next Decade ~10 Bcf/d of Louisiana Gulf Coast area LNG export growth through 2030 2 0 4 8 12 16 20 24 28 2022 2023 2024 2025 2026 2027 2028 2029 2030 Sabine Pass Cameron Calcasieu Pass Golden Pass Plaquemines LA FLNG Port Arthur Cove Point Corpus Christi Freeport Elba Island +12 Bcf /d US LNG export capacity 1 (bcf/d)

Non-GAAP Definitions

Adjusted EBITDA and Distributable Cash Flow (DCF) are non-GAAP measures

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include our proportional share of net income from our equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items we consider non-routine. We believe Adjusted EBITDA is useful to us and external users of our financial statements in understanding our operating results and the ongoing performance of our underlying business because it allows our management and investors to have a better understanding of our actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in our industry to evaluate a company's operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. We use Adjusted EBITDA to assess our performance by reportable segment and as a basis for strategic planning and forecasting.

Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

Adjusted EBITDA and DCF are not measures calculated in accordance with GAAP and should be viewed as a supplement to and not a substitute for the results of operations presented in accordance with GAAP. There are significant limitations to using Adjusted EBITDA and DCF as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA and DCF exclude some, but not all, items that affect net income and are defined differently by different companies in our industry, Adjusted EBITDA and DCF do not intend to represent net income attributable to DT Midstream, the most comparable GAAP measure, as an indicator of operating performance and are not necessarily comparable to similarly titled measures reported by other companies.

Reconciliation of net income attributable to DT Midstream to Adjusted EBITDA or DCF as projected for full-year 2023 is not provided. We do not forecast net income as we cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, management is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, we are not able to provide a corresponding GAAP equivalent for Adjusted EBITDA or DCF.

DT Midstream

22

23 Non - GAAP Definitions Operating Earnings and Operating Earnings per share are non - GAAP measures New slide Use of Operating Earnings Information – Operating Earnings exclude non - recurring items, certain mark - to - market adjustments and d iscontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company’s earnings from ongoing o per ations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operat ing Earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DT Midstream provides guidance for future period Operating Earnings. It is likely that certain items th at impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided becaus e i t is not possible to provide a reliable forecast of specific line items (i.e., future non - recurring items, certain mark - to - market adjustments and discontinued operations). These it ems may fluctuate significantly from period to period and may have a significant impact on reported earnings.

Non - GAAP Reconciliations Reconciliation of Reported to Operating Earnings New slide 24 DT MIDSTREAM, INC. RECONCILIATION OF REPORTED TO OPERATING EARNINGS (NON-GAAP) -------------------------------------------------------------------------------- THREE MONTHS ENDED -------------------------------------------------------------------------------------- SEPTEMBER 30, JUNE 30, 2023 2023 -------------------------------------------------------------------------------------- REPORTED PRE-TAX INCOME OPERATING REPORTED PRE-TAX INCOME OPERATING ARNINGS DJUSTMENTS AXES ARNINGS AXES ARNINGS E A T (1) EARNINGS E ADJUSTMENTS T (1) E -------------------------------------------------------------------------------------- (MILLIONS) ADJUSTMENTS $ -- $ -- $ -- $ -- --------- ------------ ------- ---------- --------- ------------ ------------------ NET INCOME ATTRIBUTABLE TO$ 91 $ -- $ -- $ 91 $ 91 $ -- $ -- $ 91 DT MIDSTREAM ========= ============ ======= ========== ========= ============ ================== NINE MONTHS ENDED ---------------------------------------------------------------------------------------- SEPTEMBER 30, SEPTEMBER 30, 2023 2022 ---------------------------------------------------------------------------------------- REPORTED PRE-TAX INCOME OPERATING REPORTED PRE-TAX INCOME OPERATING ARNINGS DJUSTMENTS AXES ARNINGS DJUSTMENTS AXES E A T (1) EARNINGS E A T (1) EARNINGS ------------------------------------------------------------------ --------------------- (MILLIONS) PENNSYLVANIA INCOME TAX ADJUSTMENT $ -- $ -- $ -- $ (25)A GAIN ON SALE -- -- (17)B 5 --------- ------------ ------- ---------- --------- ------------ -------- ---------- NET INCOME ATTRIBUTABLE $ 263 $ -- $ -- $ 263 $ 285 $ (17) $ (20) $ 248 TO DT MIDSTREAM ========= ============ ======= ========== ========= ============ ======== ========== (1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments ADJUSTMENTS KEY A Pennsylvania state tax rate reduction impact to deferred income tax expense B Gain on sale of certain assets in the Utica shale region -- recorded in Assets (gains) losses and impairments, net

Non - GAAP Reconciliations New slide Reconciliation of Reported to Operating Earnings per diluted share (2) 25 DT MIDSTREAM, INC. RECONCILIATION OF REPORTED TO OPERATING EARNINGS PER DILUTED SHARE (2) (NON-GAAP) THREE MONTHS ENDED -------------------------------------------------------------------------------------- SEPTEMBER 30, JUNE 30, 2023 2023 -------------------------------------------------------------------------------------- REPORTED PRE-TAX INCOME OPERATING REPORTED PRE-TAX INCOME OPERATING ARNINGS DJUSTMENTS AXES ARNINGS AXES ARNINGS E A T (1) EARNINGS E ADJUSTMENTS T (1) E -------------------------------------------------------------------------------------- (PER SHARE) ADJUSTMENTS $ -- $ -- $ -- $ -- --------- ------------ ------- ---------- --------- ------------ ------------------ NET INCOME ATTRIBUTABLE TO$ 0.94 $ -- $ -- $ 0.94 $ 0.93 $ -- $ -- $ 0.93 DT MIDSTREAM ========= ============ ======= ========== ========= ============ ================== NINE MONTHS ENDED ---------------------------------------------------------------------------------------- SEPTEMBER 30, SEPTEMBER 30, 2023 2022 ---------------------------------------------------------------------------------------- REPORTED PRE-TAX INCOME OPERATING REPORTED PRE-TAX INCOME OPERATING ARNINGS DJUSTMENTS AXES ARNINGS DJUSTMENTS AXES E A T (1) EARNINGS E A T (1) EARNINGS ------------------------------------------------------------------ --------------------- (PER SHARE) PENNSYLVANIA INCOME TAX ADJUSTMENT $ -- $ -- $ -- $ (0.26)A GAIN ON SALE -- -- (0.17)B 0.04 --------- ------------ ------- ---------- --------- ------------ -------- ---------- NET INCOME ATTRIBUTABLE $ 2.70 $ -- $ -- $ 2.70 $ 2.94 $ (0.17) $ (0.22) $ 2.55 TO DT MIDSTREAM ========= ============ ======= ========== ========= ============ ======== ========== (1)Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments (2)Per share amounts are divided by Weighted Average Common Shares Outstanding -- Diluted, as noted on the Consolidated Statements of Operations ADJUSTMENTS KEY A Pennsylvania state tax rate reduction impact to deferred income tax expense B Gain on sale of certain assets in the Utica shale region -- recorded in Assets (gains) losses and impairments, net

Non-GAAP Reconciliations

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA

	Three Months Ended		Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
Consolidated		*(millions)*		
Net Income Attributable to DT Midstream	$ 91	$ 91	$ 263	$ 285
Plus: Interest expense	38	35	111	99
Plus: Income tax expense	33	30	102	65
Plus: Depreciation and amortization	46	44	133	126
Plus: Loss from financing activities	—	—	—	13
Plus: EBITDA from equity method investees (1)	70	67	212	150
Plus: Adjustments for non-routine items (2)	—	—	—	(17)
Less: Interest income	—	(1)	(1)	(2)
Less: Earnings from equity method investees	(41)	(41)	(132)	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Adjusted EBITDA	$ 236	$ 224	$ 685	$ 610

(1) Includes share of our equity method investees' earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA." A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
		(millions)		
Earnings from equity methods investees	$ 41	$ 41	$ 132	$ 107
Plus: Depreciation and amortization attributable to equity method investees	20	20	61	36
Plus: Interest expense attributable to equity method investees	9	6	19	7
EBITDA from equity method investees	$ 70	$ 67	$ 212	$ 150

(2) Adjusted EBITDA calculation excludes certain items we consider non-routine. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.

DT Midstream

26

Non-GAAP Reconciliations

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Pipeline Segment

	Three Months Ended		Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
		(millions)		
Pipeline				
Net Income Attributable to DT Midstream	$ 64	$ 64	$ 185	$ 170
Plus: Interest expense	13	13	42	41
Plus: Income tax expense	23	21	72	40
Plus: Depreciation and amortization	17	17	50	46
Plus: Loss from financing activities	—	—	—	6
Plus: EBITDA from equity method investees (1)	70	67	212	150
Less: Interest income	—	(1)	(1)	(1)
Less: Earnings from equity method investees	(41)	(41)	(132)	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Adjusted EBITDA	$ 145	$ 139	$ 425	$ 343

(1) Includes share of our equity method investees' earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA." A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
		(millions)		
Earnings from equity methods investees	$ 41	$ 41	$ 132	$ 107
Plus: Depreciation and amortization attributable to equity method investees	20	20	61	36
Plus: Interest expense attributable to equity method investees	9	6	19	7
EBITDA from equity method investees	$ 70	$ 67	$ 212	$ 150

DT Midstream

27

Non - GAAP Reconciliations Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Gathering Segment 28 DT MIDSTREAM, INC. RECONCILIATION OF NET INCOME ATTRIBUTABLE TO DT MIDSTREAM TO ADJUSTED EBITDA GATHERING SEGMENT (NON-GAAP) THREE MONTHS ENDED NINE MONTHS ENDED ------------------------------- ------------------------------- SEPTEMBER 30, JUNE 30, SEPTEMBER 30, SEPTEMBER 30, 2023 2023 2023 2022 -------------- --------------- -------------- --------------- GATHERING (MILLIONS) Net Income Attributable to DT Midstream $ 27 $ 27 $ 78 $ 115 Plus: Interest expense 25 22 69 58 Plus: Income tax expense 10 9 30 25 Plus: Depreciation and amortization 29 27 83 80 Plus: Loss from financing activities -- -- -- 7 Plus: Adjustments for non-routine items (1) -- -- -- (17) Less: Interest income -- -- -- (1) ------------- ------------- ------------- -------------- Adjusted EBITDA $ 91 $ 85 $ 260 $ 267 ============= ============= ============= ============== (1)Adjusted EBITDA calculation excludes certain items we consider non-routine. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.

Non-GAAP Reconciliations

Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow

	Three Months Ended		Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
	(millions)			
Net Income Attributable to DT Midstream	$ **91**	$ 91	$ **263**	$ 285
Plus: Interest expense	**38**	35	**111**	99
Plus: Income tax expense	**33**	30	**102**	65
Plus: Depreciation and amortization	**46**	44	**133**	126
Plus: Loss from financing activities	**—**	—	**—**	13
Plus: Adjustments for non-routine items (1)	**—**	(371)	**(371)**	(17)
Less: Earnings from equity method investees	**(41)**	(41)	**(132)**	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	**(1)**	(1)	**(3)**	(2)
Plus: Dividends and distributions from equity method investees	**48**	427	**557**	128
Less: Cash interest expense	**(7)**	(63)	**(76)**	(59)
Less: Cash taxes	**(3)**	(18)	**(21)**	(9)
Less: Maintenance capital investment (2)	**(11)**	(8)	**(22)**	(15)
Distributable Cash Flow	$ **193**	$ 125	$ **541**	$ 507

(1) Distributable Cash Flow calculation excludes certain items we consider non-routine. For the three months ended June 30, 2023 and the nine months ended September 30, 2023, adjustments for non-routine items included the $371 million NEXUS financing distribution. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.

(2) Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings.

DT Midstream

29